EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Direxion Insurance Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Direxion Insurance Trust for the period ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Direxion Insurance Trust for the stated period.

/s/ Daniel O’Neill		/s/ Todd Kellerman

Daniel O’Neill		Todd Kellerman
President, Direxion Insurance Trust		Chief Financial Officer, Direxion Insurance Trust

Dated:	9/6/2007	Dated:	9/6/2007

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Direxion Insurance Trust for purposes of the Securities Exchange Act of 1934.

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